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                                                                     EXHIBIT 4.2

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                              AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                       OF

                          ALLSTATE LIFE GLOBAL FUNDING

                               DATED AS OF -, 2002


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                                TABLE OF CONTENTS

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                                                                                                      PAGE
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ARTICLE 1 DEFINITIONS....................................................................................1

   SECTION 1.1. DEFINITIONS..............................................................................1
   SECTION 1.2. OTHER DEFINITIONAL PROVISIONS............................................................7

ARTICLE 2 ORGANIZATION OF THE TRUST......................................................................8

   SECTION 2.1. NAME AMENDMENT AND RESTATEMENT OF TRUST AGREEMENT........................................8
   SECTION 2.2. ISSUANCE OF NOTES........................................................................8
   SECTION 2.3. SERIES TRUST.............................................................................8
   SECTION 2.4. COMPLIANCE WITH DELAWARE AND APPLICABLE LAW..............................................9
   SECTION 2.5. OFFICE                                                                                   9
   SECTION 2.6. DELAWARE TRUSTEE.........................................................................9
   SECTION 2.7. PURPOSES AND POWERS......................................................................9
   SECTION 2.8. APPOINTMENT OF DELAWARE TRUSTEE.........................................................14
   SECTION 2.9. CAPITAL CONTRIBUTIONS OF THE TRUST BENEFICIAL OWNER.....................................14
   SECTION 2.10. LIABILITY..............................................................................14
   SECTION 2.11. TITLE TO COLLATERAL....................................................................15
   SECTION 2.12. SITUS OF TRUST.........................................................................15
   SECTION 2.13. TAX TREATMENT..........................................................................15

ARTICLE 3 TRUST BENEFICIAL OWNER'S OWNERSHIP INTEREST IN THE DEPOSIT; INTEREST OF THE SERIES
           BENEFICIAL OWNER.............................................................................15

   SECTION 3.1. THE DEPOSIT.............................................................................15
   SECTION 3.2. THE TRUST BENEFICIAL OWNER'S OWNERSHIP INTEREST IN THE DEPOSIT; INTEREST OF THE SERIES
                  BENEFICIAL OWNER......................................................................15
   SECTION 3.3. SALE OR TRANSFER OF DEPOSIT CERTIFICATE OR SALE OR TRANSFER OF SERIES BENEFICIAL OWNER'S
                  INTEREST PROHIBITED...................................................................16
   SECTION 3.4. DISTRIBUTION OF DEPOSIT.................................................................16

ARTICLE 4 THE NOTES.....................................................................................16

   SECTION 4.1. ISSUANCE OF THE NOTES IN SERIES.........................................................16
   SECTION 4.2. USE OF PROCEEDS; GRANT OF SECURITY INTEREST.............................................16
   SECTION 4.3. COLLATERAL FOR EACH SERIES OF NOTES.....................................................17
   SECTION 4.4. NO PARTNERS.............................................................................17
   SECTION 4.5. SECURITY INTEREST IN THE COLLATERAL.....................................................17

ARTICLE 5 AUTHORITY AND DUTIES OF THE DELAWARE TRUSTEE..................................................17

   SECTION 5.1. GENERAL AUTHORITY.......................................................................17
   SECTION 5.2. GENERAL DUTIES..........................................................................18
   SECTION 5.3. SPECIFIC DUTIES; FEDERAL INCOME TAX TREATMENT...........................................18
   SECTION 5.4. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS..............................18
   SECTION 5.5. DELEGATION OF AUTHORITIES AND DUTIES....................................................19
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ARTICLE 6 REGARDING THE DELAWARE TRUSTEE................................................................19

   SECTION 6.1. ACCEPTANCE OF TRUSTS AND DUTIES.........................................................19
   SECTION 6.2. REPRESENTATIONS AND WARRANTIES..........................................................21
   SECTION 6.3. RELIANCE; ADVICE OF COUNSEL.............................................................21
   SECTION 6.4. DELAWARE TRUSTEE NOT LIABLE FOR NOTES AND DEPOSIT CERTIFICATE...........................22
   SECTION 6.5. DELAWARE TRUSTEE MAY OWN NOTES..........................................................22

ARTICLE 7 COMPENSATION OF DELAWARE TRUSTEE..............................................................22

   SECTION 7.1. DELAWARE TRUSTEE'S FEES AND EXPENSES....................................................22
   SECTION 7.2. INDEMNIFICATION.........................................................................22
   SECTION 7.3. NO RECOURSE.............................................................................23

ARTICLE 8 DISSOLUTION AND TERMINATION...................................................................24

   SECTION 8.1. TERMINATION OF TRUST AGREEMENT..........................................................24
   SECTION 8.2. DISTRIBUTION OF REMAINING COLLATERAL....................................................25
   SECTION 8.3. TERMINATION OF A SERIES.................................................................25

ARTICLE 9 SUCCESSOR DELAWARE TRUSTEE....................................................................26

   SECTION 9.1. ELIGIBILITY REQUIREMENTS FOR DELAWARE TRUSTEE...........................................26
   SECTION 9.2. RESIGNATION OR REMOVAL OF DELAWARE TRUSTEE..............................................26
   SECTION 9.3. SUCCESSOR DELAWARE TRUSTEE..............................................................27
   SECTION 9.4. MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE.............................................28
   SECTION 9.5. APPOINTMENT OF CO-DELAWARE TRUSTEE OR SEPARATE DELAWARE TRUSTEE.........................28

ARTICLE 10 MISCELLANEOUS................................................................................30

   SECTION 10.1. SUPPLEMENTS AND AMENDMENTS.............................................................30
   SECTION 10.2. LIMITATION ON RIGHTS OF OTHERS.........................................................31
   SECTION 10.3. NOTICES                                                                                31
   SECTION 10.4. SEVERABILITY...........................................................................32
   SECTION 10.5. COUNTERPARTS...........................................................................32
   SECTION 10.6. SUCCESSORS AND ASSIGNS.................................................................32
   SECTION 10.7. NO PETITION............................................................................32
   SECTION 10.8. LIMITED RECOURSE.......................................................................32
   SECTION 10.9. HEADINGS...............................................................................33
   SECTION 10.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..........................33
   SECTION 10.11. SERIES BENEFICIAL OWNER BOUND BY TRUST AGREEMENT......................................33
   SECTION 10.12. ENTIRE AGREEMENT......................................................................33
   SECTION 10.13. NO WAIVER.............................................................................33
   SECTION 10.14. REMEDIES CUMULATIVE...................................................................34
   SECTION 10.15. THE ADMINISTRATOR.....................................................................34

  EXHIBIT A         FORM OF DEPOSIT CERTIFICATE
  EXHIBIT B         FORM OF SERIES TRUST SUPPLEMENT
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          THIS AMENDED AND RESTATED TRUST AGREEMENT (this "TRUST AGREEMENT")
dated and effective as of November -, 2002, is entered into between the undersigned Delaware Trustee (as defined below) and the Trust Beneficial Owner (as defined below):

          WHEREAS, the Delaware Trustee and the Trust Beneficial Owner have established a statutory trust pursuant to the Delaware Statutory Trust Act (as defined below) for the purposes of, among other things, (i) issuing Notes (as defined below) to investors, the proceeds of which are to be used to purchase Funding Agreements (as defined below) from Allstate Life (as defined below),
(ii) entering into the Support and Expenses Agreement (as defined below) with Allstate Life, (iii) holding the Deposit (as defined below) for the benefit of the Trust Beneficial Owner and (iv) engaging in activities incidental thereto.

          WHEREAS, the Delaware Trustee and the Trust Beneficial Owner have entered into that certain Trust Agreement, dated as of June 24, 2002 (the "BASE TRUST AGREEMENT"), and the parties hereto desire to amend and restate the Base Trust Agreement in its entirety.

          NOW, THEREFORE, in consideration of the premises and the covenants set forth in this Trust Agreement, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following definitions:

          "ADDITIONAL AMOUNTS" shall have the meaning ascribed in the Indenture.

          "ADMINISTRATIVE AGREEMENT" means that certain amended and restated administrative services agreement dated as of - by and between the Trust and the Administrator, as the same may be amended from time to time.

          "ADMINISTRATOR" means AMACAR Pacific Corp., a Delaware corporation in its capacity as the sole administrator of the Trust and each Series of the Trust pursuant to the Administrative Agreement, and its permitted successors and assigns.

          "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person and, in the case of an individual, any spouse or other member of that individual's immediate family. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

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          "AGENTS" has the meaning specified in the relevant Distribution
Agreement.

          "ALLSTATE LIFE" means Allstate Life Insurance Company, an Illinois stock life insurance company, and its successors.

          "ASSIGNED DOCUMENTS" means, with respect to any Tranche of Notes, the Funding Agreement and the Support and Expenses Agreement relating to such Tranche of Notes and those agreements, instruments or other documents (if any) relating to such Tranche of Notes.

          "BENEFICIAL OWNER" means any Person in whose name Notes are credited to a securities account maintained in the name of such Person on the books and records of a Clearing Corporation or other Securities Intermediary.

          "CERTIFICATE OF TRUST" means the certificate of trust of the Trust filed with the Office of the Secretary of State of the State of Delaware, effective June 24, 2002.

          "CODE" means the United States Internal Revenue Code of 1986, as amended, including any successor statutes and any applicable rules, regulations, notices or orders promulgated thereunder.

          "COLLATERAL" means, with respect to any Series of Notes, (i) each Funding Agreement from time to time issued by the Funding Agreement Provider and securing such Series of Notes, whether owned at the time of issuance of such Series of Notes or thereafter acquired by the Issuer, including all benefits, rights, privileges and options thereunder, (ii) any other collateral specified in the applicable Pricing Supplement, (iii) all Proceeds in respect of each such Funding Agreement, and (iv) all books and records (including without limitation, computer programs, printouts and other computer materials and files) of the Issuer pertaining to the foregoing, as described in each Note Certificate or Supplemental Indenture with respect to such Series of Notes.

          "COMMISSION" has the meaning specified in Section 2.7(a)(v).

          "CONTINGENT OBLIGATION" means, with respect to any Person, without duplication, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) under any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof, (iii) under agreements providing for the hedging or limitation of interest rate or currency risk, (iv) under any performance bond or other surety arrangement, (v) under any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such

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Person of the obligation of another or (vi) for the obligations of another through any agreement (contingent or otherwise); PROVIDED, HOWEVER, that indemnification agreements, service agreements and expense agreements included in this Trust Agreement or any Program Documents entered into in connection with the Program and/or the issuance of any Tranche of Notes shall not be considered to be Contingent Obligations.

          "CORPORATE TRUST OFFICE" means the principal corporate trust office of the Delaware Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Trust Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

          "DELAWARE STATUTORY TRUST ACT" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as the same may be amended from time to time.

          "DELAWARE TRUSTEE" means Wilmington Trust Company, not in its individual capacity but solely in its capacity as trustee, and its successors.

          "DEPOSIT" means an amount equal to $1,000 sold, assigned, transferred, conveyed and set over to the Trust by the Trust Beneficial Owner pursuant to the terms hereof.

          "DEPOSIT CERTIFICATE" means a certificate in, or substantially in, the form attached hereto as Exhibit A evidencing the beneficial ownership interest in the Deposit and the other assets of the Trust not otherwise allocated to a Series of the Trust, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

          "DISTRIBUTION AGREEMENT" means one or more distribution agreements by and among the Trust and the Agents, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

          "EXPENSES" has the meaning ascribed in Section 7.2 of this Trust Agreement.

          "FUNDING AGREEMENT" means each funding agreement between the Funding Agreement Provider and Issuer issued from time to time by the Funding Agreement Provider up to the principal amount or amounts as may from time to time be authorized by the Funding Agreement Provider and subsequently assigned by the Issuer to the Indenture Trustee in accordance with the Indenture, as any of the same shall be amended from time to time.

          "HOLDER" means, with respect to any Note, (i) any Person who has possession of the Note Certificate representing such Note if (A) such Note Certificate is indorsed to such Person or in blank by an effective endorsement or (B) such Note is registered in the name of such Person in the applicable Note Register or (ii) if there is no

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such Person, any Person in whose name such Note is registered in the applicable
Note Register.

          "INDEBTEDNESS" means, as applied to any Person, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, or in respect of which such Person otherwise assures a creditor against loss, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, consistently applied, (iii) obligations evidenced by bonds, notes, debentures or similar instruments of such Person, and instruments payable by such Person and drafts accepted by such Person representing extensions of credit whether or not representing obligations for borrowed money, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

          "INDEMNIFIED PARTIES" has the meaning ascribed in Section 7.2 of this Trust Agreement.

          "INDENTURE" means the indenture dated as of - by and between the Trust and Bank One National Association in its capacity as Indenture Trustee and Paying Agent as the same may be amended, modified, restated, supplemented and/or replaced from time to time by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and, with respect to any Note, by the terms and provisions of such Note.

          "INDENTURE TRUSTEE" means Bank One National Association, until a successor Indenture Trustee shall have become such with respect to one or more Series of Notes pursuant to the applicable provisions of the Indenture, and thereafter "Indenture Trustee" shall mean each Person who is then an Indenture Trustee thereunder; PROVIDED, HOWEVER, that if at any time there is more than one such Person, "Indenture Trustee" shall mean each such Person and as used with respect to the Notes of any Series shall mean the Indenture Trustee with respect to the Notes of such Series.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

          "LICENSE AGREEMENT" means that certain License Agreement to be entered into by and between Allstate Insurance Company and the Trust,

          "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease

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having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

          "MOODY'S" means Moody's Investors Service, Inc., and its successors.

          "NOTE" has the meaning stated in the first recital of the Indenture each in an authorized denomination and represented individually or collectively by a Note Certificate authenticated and delivered under the Indenture.

          "OPINION OF COUNSEL" means a written opinion of legal counsel who may, except as otherwise expressly provided in this Trust Agreement, be counsel for the Trust, and who shall be reasonably satisfactory to each addressee of the relevant opinion.

          "PAYING AGENT" means the Indenture Trustee and any substitute or additional paying agent appointed in accordance with the Indenture, and its permitted successors and assigns.

          "PERMITTED EXPENSES" means any expenses the Trust has agreed to pay pursuant to one or more of the Program Documents.

          "PERSON" means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, joint venture, association, company, trust (including any beneficiary thereof), bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and governments and agencies and political subdivisions thereof.

          "PRICING SUPPLEMENT" means, with respect to any Tranche of Notes, the pricing supplement prepared by, or on behalf of, the Trustee in connection with such Tranche of Notes and executed by the Trustee, with such modifications as the Trustee may deem necessary, and as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

          "PROGRAM" means the program established by the Issuer for the continuous issuance of Notes pursuant to the Indenture.

          "PROGRAM DOCUMENTS" means the Notes, the Indenture, any Pricing Supplement, any Relevant Agreement, the Administrative Agreement, any Distribution Agreement, the Series Trust Supplements, the Support and Expenses Agreement, the License Agreement, the Funding Agreements, the SEC Documents, the documents relating to the assignment of the Funding Agreements to the Trust and any other agreement or document to which the Trust is a party or signatory.

          "RATING AGENCY" means any of Standard and Poor's, Moody's or any other "nationally recognized statistical rating organization" (as such term is defined in Rule 436(g)(2) of the Securities Act).

          "RELEVANT AGENTS" means, with respect to a Relevant Agreement which is made between the Trust and more than one Agent, the Person specified as such or as the

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lead manager in the Pricing Supplement and/or in such Relevant Agreement; and, with respect to a Relevant Agreement which is made between the Trust and a single Agent, the Relevant Agent will be such Agent.

          "RELEVANT AGREEMENT" means any agreement entered into from time to time between the Trust and one or more Agents relating to the sale of Notes.

          "RESPONSIBLE OFFICER" when used with respect to any Person means the chairman of the board of directors or any vice chairman of the board of directors or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "vice president") of such Person. With respect to the Delaware Trustee or Issuer, Responsible Officer means any Responsible Officer (as defined in the preceding sentence) plus any assistant secretary and any officer of the Delaware Trustee and with respect to the Issuer, or of the Administrator, and with respect to the Trustee, Responsible Officer means any Responsible Officer (as defined in the first sentence of this definition) plus the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other authorized officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "SEC DOCUMENTS" means (i) any registration statement, including any preliminary prospectus or prospectus supplement thereto and the exhibits included therein, any per-effective or post-effective amendments thereto and any registration statements filed thereafter under the Securities Act relating to the registration under the Securities Act of any Series of Notes and certain other securities and (ii) any other documents, filings or forms required to be filed by the Trust or any Series of the Trust under the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, or any securities laws, rules or regulations of any state or any rules or regulations of any national; securities exchange or market quotation dealer system or the National Association of Securities Dealers.

          "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "SERIES" or "SERIES OF NOTES" means a series of Notes comprised of one or more Tranches, the terms of which Tranche or Tranches of Notes are identical except that the issue date, the issue price and the amount of the first payment of interest may be different in respect of different Tranches and a Series may comprise Notes in more than one denomination.

          "SERIES BENEFICIAL OWNER" means The American National Red Cross as the sole "beneficial owner" of each Series of the Trust (as defined and used in Sections 3801(b) and 3806(b)(2) of the Delaware Statutory Trust Act).

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          "SERIES OF THE TRUST" means a series of the Trust created pursuant to
Sections 3804 and 3806(b)(2) of the Delaware Statutory Trust Act; as such, separate and distinct records shall be maintained and the assets of the Trust associated with each Series of the Trust shall be held and accounted for separately from the other assets of the Trust or any other Series of the Trust; the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series of the Trust shall be enforceable against the assets of such Series of the Trust only, and not against the assets of the Trust generally or the assets of any other Series of the Trust. There will be a separate Series of the Trust created pursuant to each Series Trust Supplement and corresponding to each Series of Notes issued pursuant to the Indenture.

          "SERIES TRUST SUPPLEMENT" means, with respect to each Series of the Trust, the related series trust supplement to this Trust Agreement in, or substantially in, the form attached hereto as Exhibit B, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.

          "STANDARD AND POOR'S" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

          "SUPPORT AND EXPENSES AGREEMENT" means that certain support and expenses agreement, dated as of June 27, 2002, by and between the Funding Agreement Provider and the Issuer, as the same may be amended from time to time.

          "TRANCHE" or "TRANCHE OF NOTES" means Notes which are issued on the same issue date, the terms of which are identical in all respects (except that a Tranche may comprise Notes in more than one denomination).

          "TRUST" means Allstate Life Global Funding, a Delaware statutory trust, and its successors and assigns.

          "TRUST AGREEMENT" means this governing instrument as originally executed and delivered, as this instrument may be amended, modified, restated, supplemented (including by Series Trust Supplements) and/or replaced from time to time.

          "TRUST BENEFICIAL OWNER" means, in its capacity as a beneficial owner of the Trust, AMACAR Pacific Corp. and its successors.

          SECTION 1.2. OTHER DEFINITIONAL PROVISIONS. For all purposes of this Trust Agreement except as otherwise expressly provided or unless the context otherwise requires:

          All capitalized terms used herein and not otherwise defined will have the meanings set forth in the Indenture;

          (a) the terms defined in this Article 1 shall have the meanings ascribed to them in this Article 1 and shall include the plural as well as the singular; PROVIDED, THAT, all capitalized terms used herein and not

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                  otherwise defined herein will have the meanings set forth in the Indenture;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation in the United States;

          (c) the words "include", "includes" and "including" shall be construed to be followed by the words "without limitation";

          (d) Article and Section headings are for the convenience of the reader and shall not be considered in interpreting this Trust Agreement or the intent of the parties hereto;

          (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

          (f) references herein to Articles, Sections and Exhibits shall, unless otherwise specified, refer respectively to Articles and Sections hereof and Exhibits hereto.

                                    ARTICLE 2
                            ORGANIZATION OF THE TRUST

          SECTION 2.1. NAME AMENDMENT AND RESTATEMENT OF TRUST AGREEMENT. The Trust created under the Base Trust Agreement is known as "Allstate Life Global Funding." The Trust's activities may be conducted under the name of the Trust by the Delaware Trustee or by the Administrator on its behalf. This Trust Agreement amends and restates the Base Trust Agreement in its entirety.

          SECTION 2.2. ISSUANCE OF NOTES. The Trust is authorized to issue Notes in series. Upon request of the Trust Beneficial Owner, the Delaware Trustee may at any time and from time to time enter into a Series Trust Supplement with the Trust Beneficial Owner and respective Series Beneficial Owner for the purpose of authorizing the issuance of one or more Series of Notes. Each Series of the Trust will be created pursuant to a separate Series Trust Supplement and shall constitute a separate Series of the Trust. Each Series of Notes will be made up of separate Tranches of Notes. The Holders of each Series shall only have recourse to the Collateral related to such Series of Notes and shall have no right to receive payments under the Collateral related to any other Series of Notes or other assets or any other Series of the Trust.

          SECTION 2.3. SERIES TRUST. The Trust is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Delaware Statutory Trust Act, and each Series of the

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Trust shall be a separate series of the Trust within the meaning of Section
3806(b)(2) of the Delaware Statutory Trust Act. As such, separate and distinct records shall be maintained for each Series of the Trust and the assets of the Trust associated with each Series of the Trust shall be held and accounted for separately from the other assets of the Trust or any other Series of the Trust. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series of the Trust shall be enforceable against the assets of such Series of the Trust incurring such debts, liabilities, obligations or expenses, and not against the assets of the Trust generally or the assets of any other Series of the Trust, and, unless otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. There will be a separate Series of the Trust created pursuant to each Series Trust Supplement and corresponding to each Series of Notes issued pursuant to the Indenture.

          SECTION 2.4. COMPLIANCE WITH DELAWARE AND APPLICABLE LAW. The Trust is in compliance, and agrees to conduct its business activities in accordance, with Delaware and other applicable law.

          SECTION 2.5. OFFICE. The principal office of the Trust and of each Series of the Trust shall be in care of the Delaware Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Indenture Trustee, the Administrator and the Trust Beneficial Owner. The Trust shall also maintain an office in care of the Administrator as follows:

                  Allstate Life Global Funding
                  c/o AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina 28211
                  Attention:  President

          SECTION 2.6. DELAWARE TRUSTEE. The name and address of the Trust's trustee in the State of Delaware is as follows:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, DE  19890

          SECTION 2.7.    PURPOSES AND POWERS.

          (a) The purpose of the Trust is to engage in the following activities:

                  (i) to hold the Deposit and other assets of the Trust not otherwise allocated to a particular Series of the Trust for the benefit of the Trust Beneficial Owner;

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                  (ii)    to issue, from time to time, Notes to investors, the
                          proceeds of which are to be used to purchase Funding Agreements from Allstate Life;

                  (iii) to purchase at any time Notes at any price or prices in the open market or otherwise with such Notes to be, at the Trust's discretion, held by the Trust, resold, or surrendered to the Indenture Trustee for cancellation;

                  (iv) to register the Notes under the Securities Act and under the state securities or blue sky laws, and to qualify the Indenture as a trust indenture under the Trust Indenture Act of 1939, as amended, and to, from time to time, list one or more Series of the Notes on any stock exchanges or market systems set forth in any Pricing Supplement;

                  (v) to file with the Securities and Exchange Commission (the "COMMISSION") and execute (a) a registration statement on Form S-1 or other appropriate form, including the prospectus and the exhibits included therein, any pre-effective or post-effective amendments thereto and any registration statements filed subsequent thereto under rules promulgated under the Securities Act, relating to the registration of the Notes and any other securities under the Securities Act, (b) any preliminary prospectus or prospectus or supplement thereto relating to any Notes required to be filed pursuant to the Securities Act, and (c) registration statements and such other documents, forms or filings as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, or other securities laws in each case relating to any Notes;

                  (vi) to file and execute such filings, applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as may be necessary or desirable to register, or establish the exemption from registration of, any Notes under the securities or "Blue Sky" laws of any relevant jurisdictions;

                  (vii) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to any Notes;

                  (viii) to enter into the Support and Expenses Agreement with Allstate Life;

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                  (ix)    to grant a first priority perfected security interest
                          in and collaterally assign the rights, title and interest of the Trust, with respect to the relevant Series of the Trust, in the Collateral for any Series of Notes (which may include multiple Tranches) to the Indenture Trustee for the benefit of the Holders of such Tranches of Notes and to seek release of such security interest upon payment in full of all amounts due and owing on such Series of Notes, including without limitation, principal, premium (if any) and interest and any Additional Amounts then due, required to be paid with respect to such Series of Notes pursuant to the terms and conditions of the Notes or the Indenture;

                  (x) to pay the organizational, start-up, transactional and ongoing expenses of the Trust;

                  (xi) to make, or cause to be made, all payments due on the Notes including interest, principal and premium (if applicable) and Additional Amounts (if applicable) in accordance with the Indenture;

                  (xii) to enter into and perform its obligations under this Trust Agreement, the Program Documents, the Assigned Documents, the Pricing Supplement or any other document or instruments to which the Trust is or may become a party in connection with the issuance of each Series of the Notes or the creation of each Series of the Trust; and

                  (xiii) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          The Trust is hereby authorized to engage in the foregoing activities. The Trust shall have the power and authority to engage in the foregoing and not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the Program Documents.

          (b)     The Trust will not:

                  (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any of the assets of the Trust or any Series of the Trust (now owned or hereafter acquired), including, without limitation, any portion of any Collateral other than the Deposit, except as expressly permitted by the Indenture and this Trust Agreement;

                  (ii) make any deduction or withholding from the principal of or interest on any Series of Notes (other than amounts that may be required to be withheld from such payments under the Code, or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of the Collateral except to the extent specified in the Indenture or any relevant Pricing Supplement;

                  (iii) engage in any business or activity other than in connection with, or relating to, (A) the execution and delivery and performance of the this Trust Agreement, Program Documents and any Assigned Documents relating to any Series of the Trust or Tranche of Notes and the transactions contemplated thereby, (B) the issuance of the Notes pursuant to the Indenture and corresponding Pricing Supplement, (C) holding the Deposit for the benefit of the Trust Beneficial Owner and (D) any activities, including entering into agreements that are necessary, suitable or convenient to accomplish the objectives listed in Section 2.7(a);

                  (iv) incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes and then only on a non-recourse basis and as otherwise required or contemplated under the Program;

                  (v) (1) permit the validity or effectiveness of the Indenture or any grant to be impaired, or permit the Lien under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any Assigned Document, except as may be expressly permitted thereby, (2) amend or vary, or acquiesce in any amendment or variation of, or terminate, any outstanding Funding Agreement, the Support and Expenses Agreement, except as may be expressly contemplated by the Indenture, (3) create, incur, assume, or permit any Lien or other encumbrance (other than the Lien under the Indenture) on any of its properties or assets now owned or hereafter acquired, or any interest therein or the proceeds thereof or (4) permit a Lien under the Indenture not to constitute a valid first priority perfected security interest in the applicable Collateral;

                  (vi) fail to comply with any material provision of this Trust Agreement or any supplement hereto;

                  (vii) lend or advance any moneys to, or make any investment in, any Person except for the investment of any funds of the Trust or any Series of the Trust held by the Indenture Trustee, Delaware Trustee, Administrator, the Registrar or the Paying Agent as provided in any Assigned Document or the Indenture;

                  (viii) directly or indirectly make any distribution or other payment to the Trust Beneficial Owner, or pay, prepay, purchase, repurchase or retire any securities or any Indebtedness (or part thereof) other than (1) the repayment, redemption or repurchase of one or more Series of Notes issued in accordance with their respective originally stated terms of issue or in a negotiated transaction by and among the Holder, the Trust and Allstate Life or and Affiliate thereof, or
                          (2) payments of Permitted Expenses;

                  (ix) make any withdrawals or transfers from any Funding Agreement, or give any notice or instruction or take any other action with respect to any Funding Agreement, without (1) obtaining the prior consent of the Indenture Trustee to any such action and (2) notifying any Rating Agency then rating the Program or the relevant Series of Notes;

                  (x) exercise any rights with respect to the Collateral except at the direction of, or with the prior written approval of, the Indenture Trustee;

                  (xi) become required to register as an "investment company" as such term is defined in the Investment Company Act;

                  (xii) except as permitted under the Indenture, enter into any transaction of merger or consolidation or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

                  (xiii) have any subsidiaries or any employees other than the Delaware Trustee, the Administrator and other Persons necessary to conduct its business and enter into transactions contemplated under the Indenture;

                  (xiv) have an interest in any bank account other than accounts expressly permitted by the Indenture Trustee; PROVIDED, that, any such accounts or the Trust's interest therein shall be charged or otherwise secured in favor of the Indenture Trustee on terms acceptable to the Indenture Trustee;

                  (xv) take any position for United States Federal income tax purposes that is inconsistent with the treatment of the Notes as indebtedness of Allstate Life unless otherwise required by applicable law; or

                  (xvi) vary the assets of any Series of the Trust or otherwise take any action or fail to take any action which action or failure to act would cause the Trust or any Series of the Trust to fail either to be ignored or to qualify as a "grantor trust" for United States Federal income tax purposes.

                  (xvii) make any deduction or withholding from any payment of principal of or interest on any Series of Notes (other than amounts that may be required to be withheld or deducted from such payments under the Code or any other applicable tax law) by reason of the payment of any taxes levied or assessed upon any portion of any relevant Collateral except of to the extent specified in the Indenture or the applicable Note;

                  (xviii) permit any Affiliate, employee or officer of Allstate
                          Life or any Agent to be a trustee of the Trust; or

                  (xix) commingle the assets of any Series of the Trust with any assets of any other Series of the Trust or any assets of any Series of the Trust with any assets of any of the Trust's Affiliates, or guarantee any obligation of any of the Trust's Affiliates.

          SECTION 2.8. APPOINTMENT OF DELAWARE TRUSTEE. Wilmington Trust Company is hereby appointed as trustee of the Trust and each Series of the Trust thereunder, effective as of the date hereof, to have all the rights, powers and duties set forth herein.

          SECTION 2.9. CAPITAL CONTRIBUTIONS OF THE TRUST BENEFICIAL OWNER. On June 24, 2002, the Trust Beneficial Owner sold, assigned, transferred, conveyed and set over to the Trust the sum of $1,000 for the sole beneficial interest in the Deposit.

          SECTION 2.10. LIABILITY. Neither the Holders, the Trust Beneficial Owner nor the Series Beneficial Owner shall have any personal liability for any liability or obligation of the Trust or any Series of the Trust. The Trust Beneficial Owner and the Series Beneficial Owner shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          SECTION 2.11. TITLE TO COLLATERAL. Legal title to the Collateral shall be vested at all times in the Trust, except where applicable law in any jurisdiction requires title to any part of the Collateral to be vested in the Delaware Trustee or any co-trustee, in which case legal title shall be deemed to be vested in the Delaware Trustee or any co-trustee appointed hereunder for such purpose.

          SECTION 2.12. SITUS OF TRUST. The Trust shall be located in the State of Delaware. The Trust shall have the right, upon consent of the Indenture Trustee, and under certain circumstances set forth in the Indenture, to change its domicile from Delaware to any other jurisdiction. All bank accounts maintained by the Delaware Trustee on behalf of the Trust or any Series of the Trust shall be located in the State of Delaware. Payments will be received by the Trust or any Series of the Trust only in Delaware or the jurisdiction of Allstate Life, the Administrator, the Indenture Trustee or co-trustee of the Trust, and payments will be made by the Trust or any Series of the Trust only from Delaware or the jurisdiction of Allstate Life, the Administrator, the Indenture Trustee or co-trustee of the Trust. The only office of the Trust or any Series of the Trust will be at the Corporate Trust Office in the State of Delaware.

          SECTION 2.13. TAX TREATMENT. (a) (a) The parties hereto hereby agree, and each Holder and any Beneficial Owner of a Note by its purchase of a Note are deemed to agree, that for United States Federal, state and local income and franchise tax purposes:

                  (i)     each Note be treated as indebtedness of Allstate Life;
                          and

                  (ii)    the Trust and any Series of the Trust be ignored.

          (b) The parties hereto hereby agree, and each Holder and any Beneficial Owner of a Note by its purchase of a Note are deemed to have agreed, to not take any action inconsistent with the treatment described in Section 2.13(a) (including, without limitation, under United States Treasury Regulations Sections 301.7701-2, or 301-7701-3, the "check-the-box"
                  regulations unless otherwise required by applicable laws).

                                    ARTICLE 3
           TRUST BENEFICIAL OWNER'S OWNERSHIP INTEREST IN THE DEPOSIT;
                     INTEREST OF THE SERIES BENEFICIAL OWNER

          SECTION 3.1. THE DEPOSIT. The Deposit shall be an amount equal to $1,000.

          SECTION 3.2. THE TRUST BENEFICIAL OWNER'S OWNERSHIP INTEREST IN THE DEPOSIT; INTEREST OF THE SERIES BENEFICIAL OWNER. The Trust Beneficial Owner is the sole owner of a beneficial ownership interest in the Deposit and any other assets of the Trust not allocated to a Series of the Trust. The Trust Beneficial Owner's beneficial ownership interest in the Deposit shall be evidenced by a Deposit Certificate. The Series Beneficial Owner shall not be required to make any deposit, perform any service or otherwise provide any consideration in exchange for its beneficial interest in any Series of the Trust. The Series Beneficial Owner's interest in each Series of the Trust will not be represented by any certificate or other instrument.

          SECTION 3.3. SALE OR TRANSFER OF DEPOSIT CERTIFICATE OR SALE OR TRANSFER OF SERIES BENEFICIAL OWNER'S INTEREST PROHIBITED. Except to the extent required by applicable law, none of the Trust Beneficial Owner, the Series Beneficial Owner, the Trust, the Delaware Trustee or the Administrator shall cause or permit the sale or other transfer of all or a portion of the Trust Beneficial Owner's interest in the Trust or the Series Beneficial Owner's interest in any Series of the Trust, or cause or permit the creation, incurrence, assumption or existence of any Lien on all or a portion of the Trust Beneficial Owner's interest in the Trust or the Series Beneficial Owner's interest in any Series of the Trust. To the extent permitted by applicable law, any sale or other transfer of, or any creation, incurrence, assumption or existence of any Lien on, all or a portion of the Trust Beneficial Owner's interest in the Trust or the Series Beneficial Owner's interest in any Series of the Trust shall be null and void.

          SECTION 3.4. DISTRIBUTION OF DEPOSIT. The Deposit shall be distributed in full by the Trust to the Trust Beneficial Owner upon presentation of and in exchange for the Deposit Certificate at the date and place determined by the Trust Beneficial Owner in its sole discretion; PROVIDED, HOWEVER, that no such distribution shall be made prior to the payment to the Holders of all Series of Notes of all amounts, including, without limitation, principal, interest, premium or Additional Amounts, required to be paid to them pursuant to the terms and conditions of the Notes or the Indenture and prior to the payment to the Series Beneficial Owner of all amounts due to such Series Beneficial Owner under this Trust Agreement. By virtue of its acceptance of its designation as beneficial owner of each Series of the Trust, the Series Beneficial Owner hereby agrees that it has and shall have no interest in, to or under the Deposit and hereby agrees not to assert any claim at any time to the Deposit, any portion thereof or any amount or account representing or in which the Deposit is held.

                                    ARTICLE 4
                                    THE NOTES

          SECTION 4.1. ISSUANCE OF THE NOTES IN SERIES. In connection with the issuance of the first Tranche of each new Series of Notes and the establishment of the related Series of the Trust, the parties hereto shall execute a Series Trust Supplement which shall specify the relevant terms with respect to such new Series of the Trust. Each Series of Notes shall correspond to a separate Series of the Trust. The issuance and the terms and conditions of each Series of the Notes shall be governed by the Indenture and one or more related Pricing Supplements.

          SECTION 4.2. USE OF PROCEEDS; GRANT OF SECURITY INTEREST. In connection with the issuance of each Tranche of Notes, the Trust will use the net proceeds of the issuance of such Tranche of Notes to purchase from Allstate Life the Funding Agreement(s) relating to such Tranche of Notes.

          SECTION 4.3. COLLATERAL FOR EACH SERIES OF NOTES. Each Series of Notes will be secured by separate Collateral. Separate and distinct records shall be maintained for each Series of the Trust and the assets of each Series of the Trust shall be held and accounted for separately from the other assets of the Trust or any other Series of the Trust; the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to each Series of the Trust shall be enforceable against the assets of such Series of the Trust only, and not against the assets of the Trust generally or the assets of any other Series of the Trust.

          SECTION 4.4. NO PARTNERS. Nothing set forth in this Trust Agreement, or contained in the Terms and Conditions, shall be construed to constitute the Holders of Notes, the Trust Beneficial Owner or the Series Beneficial Owner from time to time as partners or members of an association.

          SECTION 4.5. SECURITY INTEREST IN THE COLLATERAL. The Trust shall collaterally assign and grant to the Indenture trustee, on behalf of the Holders and any other Person for whose benefit the Indenture Trustee is holding the applicable Series Collateral, a first priority perfected security interest in and to the Funding Agreement(s) purchased by the Trust. By Executing each Note, the Trust acknowledges with respect to the applicable Series, its duties set forth in this Section.

                                    ARTICLE 5
                  AUTHORITY AND DUTIES OF THE DELAWARE TRUSTEE

          SECTION 5.1. GENERAL AUTHORITY. The Delaware Trustee is authorized and empowered (but shall have no duty, except as set forth in Section 5.4), among other things, to (a) execute and deliver on behalf of the Trust the Program Documents and the Assigned Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to, or contemplated by, the Program Documents and the Assigned Documents to which the Trust is to be a party and any amendment or other agreement to which the Trust is to be a party, (b) take all actions required of the Trust or any Series of the Trust pursuant to the Program Documents and the Assigned Documents including, but not limited to (i) paying, or causing to be paid, on behalf of the Trust or the Series of the Trust any amounts due and owing by the Trust or any Series of the Trust under the Program Documents and the Assigned Documents or any other documents or instruments to which the Trust is a party, (ii) providing certificates required under the Program Documents and the Assigned Documents or other documents or instruments to which the Trust is a party and (iii) preparing for execution or executing amendments to and waivers under the Program Documents and the Assigned Documents or any other documents or instruments deliverable by the Trust thereunder or in connection herewith or therewith, (c) cause each Series of the Trust to perform under the Program Documents and the Assigned Documents to which the Trust is a party and (d) engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or any other of the purposes of the Trust or are incidental thereto or connected therewith including, from time to time, taking such action on behalf of the Trust or any Series of the Trust as is permitted by the Program Documents and the Assigned Documents.

          SECTION 5.2. GENERAL DUTIES. It shall be the duty of the Delaware Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement, or any other documents or instruments to which it is a party and to administer the Trust and each Series of the Trust subject to the provisions of this Trust Agreement. Notwithstanding the foregoing, the Delaware Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent (a) such duties and responsibilities shall have been performed by the Administrator and (b) the Administrator is required or permitted hereunder, under the Administrative Agreement or under any other document or instrument to which the Trust is a party, to perform any act or to discharge such duty of the Delaware Trustee or the Trust and any Series of the Trust hereunder or under the Program Documents, the Assigned Documents or any other documents or instruments to which the Trust is a party; PROVIDED, HOWEVER, that the Delaware Trustee shall not be held liable for the default or failure of the Administrator to carry out its required obligations hereunder or thereunder but only to the extent such obligations are not also required to be carried out by the Delaware Trustee.

          SECTION 5.3. SPECIFIC DUTIES; FEDERAL INCOME TAX TREATMENT. The Delaware Trustee shall not take any action, or direct the Administrator to take any action, which would be inconsistent with Section 2.13 of this Trust Agreement.

          SECTION 5.4. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. Subject to Sections 5.1, 5.2 and 5.3, Delaware Trustee is authorized and directed to enter into such other documents and take such other action in accordance with the terms hereof as the Trust Beneficial Owner (including with respect to each Series of the Trust) specifically directs in written instructions delivered to the Delaware Trustee. Whenever
(a) the Delaware Trustee is unable to decide between alternative courses of action under this Trust Agreement or any other Program Document or any Assigned Document, (b) the Delaware Trustee is unsure about the application of any provision of this Trust Agreement or any other Program Document or any Assigned Document or it appears to be in conflict with any other applicable provision hereof or thereof or (c) if this Trust Agreement permits any determination by the Delaware Trustee, or is silent or is incomplete about the course of action that the Delaware Trustee is required to take given a particular set of facts, the Delaware Trustee may give appropriate notice to the Trust Beneficial Owner requesting instruction and, if the Delaware Trustee in good faith follows any written instructions it receives from the Trust Beneficial Owner, the Delaware Trustee shall not be liable to the Trust Beneficial Owner or any other Person in connection with its compliance with such written instructions. If the Delaware Trustee has not received written instruction within ten days of its notice (or within such shorter period as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking any action not inconsistent with this Trust Agreement that it deems to be in the best interests of the Trust Beneficial Owner, and shall have no liability to the Trust Beneficial Owner for any such action or inaction; PROVIDED, HOWEVER, the Delaware Trustee shall not be required to take any action or refrain from acting if the Delaware Trustee shall reasonably determine, or shall be advised by counsel, that such action or inaction is likely to result in personal liability or is contrary to applicable law or the terms of this Trust Agreement.

          SECTION 5.5. DELEGATION OF AUTHORITIES AND DUTIES. The Delaware Trustee shall have the right to delegate any and all of its authorities and duties under this Trust Agreement to the Administrator to the extent permitted by the Delaware Statutory Trust Act and the Administrative Agreement.

                                    ARTICLE 6
                         REGARDING THE DELAWARE TRUSTEE

          SECTION 6.1. ACCEPTANCE OF TRUSTS AND DUTIES. The Delaware Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Delaware Trustee also agrees to disburse all monies actually received by it constituting part of the Collateral upon the terms of this Trust Agreement subject to the other Program Documents. The Delaware Trustee shall not be answerable or accountable hereunder or under any other Program Document under any circumstances, except (x) for its own willful misconduct, bad faith or gross negligence (y) for its failure to use ordinary care to disburse funds, or (z) in the case of the inaccuracy of any representation or warranty contained in
Section 6.2 expressly made by the Delaware Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Delaware Trustee shall not be liable for any error of judgment (unless such error of judgment constitutes gross negligence) made by a Responsible Officer;

          (b) no provision of this Trust Agreement or any other Program Document shall require the Delaware Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Program Document if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or liability is not reasonably assured or provided to it;

          (c) under no circumstances shall the Delaware Trustee be liable for Indebtedness evidenced by or arising under any of the Program Documents, including, without limitation, the Notes;

          (d) the Delaware Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral or for or in respect of the validity or sufficiency of the other Program Documents, other than the signature and countersignature of the Delaware Trustee on the Assigned Documents, the Notes and on the Deposit Certificate, and the Delaware Trustee shall in no event assume or incur any liability, duty, or obligation to any Holder, the Trust Beneficial Owner or the Series Beneficial Owner other than as expressly provided for herein in the Program Documents or the Assigned Documents;

          (e) the Delaware Trustee shall (i) not be liable for any action, inaction, default or misconduct of the Administrator, the Indenture Trustee or any other agent under any of the Program Documents, any of the Assigned Documents or otherwise, (ii) have no duty to supervise the Administrator, the Indenture Trustee or any other agent under any of the Program Documents, any of the Assigned Documents or otherwise and (iii) except as set forth in
                  Section 5.4, have no obligation or liability to perform the obligations of the Trust or any Series of the Trust under this Trust Agreement, the Program Documents, any of the Assigned Documents or under any Federal, State, foreign or local tax law, that are required to be performed by other Persons, including without limitation, the Administrator hereunder or under the Administrative Agreement or the Indenture Trustee under the Indenture; and

          (f) with respect to the Indenture Trustee and the Holders, the Delaware Trustee undertakes to perform or observe only such of the covenants and obligations of the Delaware Trustee as are expressly set forth in this Trust Agreement, and no implied covenants or obligations with respect to the Indenture Trustee or the Holders shall be read into this Trust Agreement, the Program Documents or the Assigned Documents against the Delaware Trustee. The Delaware Trustee shall not be deemed to owe any fiduciary duty to the Indenture Trustee or the Holders, and shall not be liable to any such Person other than as a result of the gross negligence or willful misconduct of the Delaware Trustee in the performance of its express obligations under this Trust Agreement.

          (g) Notwithstanding anything to the contrary herein or in any Program Document or other document, the Delaware Trustee shall not be required to execute, deliver or certify on behalf of the Delaware Trustee, the Trust or any other Person any filings, certificates, affidavits or other instruments required by the Commission or required under the Sarbanes-Oxley Act of 2002. Notwithstanding any Person's right to instruct the Delaware Trustee, neither the Delaware Trustee nor any agent, employee, director or officer of the Delaware Trustee shall have any obligation to execute any certificates or other documents required by the Commission or required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breech under any Program Document.

          SECTION 6.2. REPRESENTATIONS AND WARRANTIES. The Delaware Trustee hereby represents and warrants, for the benefit of the Holders, that:

          (a) It is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Trust Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of the Responsible Officers who is duly authorized to execute and deliver this Trust Agreement on its behalf. This Trust Agreement constitutes a legal, valid and binding agreement of the Delaware Trustee, and this Trust Agreement is enforceable against it in accordance with its terms.

          (c) Neither the execution nor the delivery by the Delaware Trustee of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will contravene the Delaware Statutory Trust Act or any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Delaware Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement, judgment, injunction, order or instrument to which it is a party or by which any of its properties may be bound.

          SECTION 6.3.    RELIANCE; ADVICE OF COUNSEL

          (a) The Delaware Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon, any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it in good faith to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Delaware Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the

                  Delaware Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement, the other Program Documents, or the Assigned Documents, the Delaware Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them; PROVIDED, that the Delaware Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Delaware Trustee in good faith and (ii) may consult with counsel, accountants and other skilled Persons to be selected in good faith and employed by it. The Delaware Trustee shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons.

          SECTION 6.4. DELAWARE TRUSTEE NOT LIABLE FOR NOTES AND DEPOSIT CERTIFICATE. Except as set forth in Section 6.2, the Delaware Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement (other than Section 6.2), of any Program Document or any Assigned Document (other than the signature and countersignature of the Delaware Trustee on the Program Documents, the Assigned Documents, the Notes and the Deposit Certificate) or of any related documents. The Delaware Trustee shall at no time have any responsibility or liability for or with respect to the sufficiency of the Collateral or its ability to generate the payments to be distributed under this Trust Agreement and any Program Documents or any Assigned Document.

          SECTION 6.5. DELAWARE TRUSTEE MAY OWN NOTES. Except to the extent prohibited under the terms of any Series of Notes, the Delaware Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes of any Series and subject to Section 9.1, may otherwise deal with the Trust or any Affiliate of the Trust with the same rights as it would have if it were not Delaware Trustee.

                                    ARTICLE 7
                        COMPENSATION OF DELAWARE TRUSTEE

          SECTION 7.1. DELAWARE TRUSTEE'S FEES AND EXPENSES. Wilmington Trust Company shall receive compensation for its services hereunder as set forth in a separate fee agreement between Wilmington Trust Company and the Trust.

          SECTION 7.2. INDEMNIFICATION. The Trust agrees to indemnify the Wilmington Trust Company and its directors, officers, employees, and agents (collectively, the "INDEMNIFIED PARTIES") from and against, any cost, claim, loss, liability, tax, expense (including the reasonable compensation of its agents and counsel) (collectively, "EXPENSES") which may at any time be imposed on, incurred by, or asserted against any Indemnified Party in any way relating to or arising out of this Trust Agreement, the Program Documents and any other documents or instruments entered into by or on behalf of the Trust, the Collateral, the administration of the Collateral or the action or inaction of the Delaware Trustee hereunder; PROVIDED, that the Trust shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from (a) the Indemnified Party's own willful misconduct, bad faith or gross negligence, (b) the inaccuracy of any representation or warranty contained in Section 6.2 expressly made by the Indemnified Party or (c) any income or franchise tax imposed on the Delaware Trustee's fees. In no event shall the Delaware Trustee be entitled to make any claim upon the Collateral for the payment or reimbursement of any Expenses. The indemnities contained in this Section 7.2 shall survive the resignation or termination of the Delaware Trustee or the termination of this Trust Agreement.

          SECTION 7.3.    NO RECOURSE.

          (a) To the fullest extent permitted by applicable law, no recourse under any obligation, covenant or agreement of the Trust Beneficial Owner contained in this Trust Agreement shall be had against AMACAR Pacific Corp. acting in its capacity as the Administrator or the Trust Beneficial Owner, or any incorporator, stockholder, officer, director or employee of AMACAR Pacific Corp. acting in its capacity as the Administrator or the Trust Beneficial Owner, by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Trust Agreement is solely a corporate obligation of the Trust Beneficial Owner, and that no personal liability whatever shall attach to or be incurred by the incorporator, stockholder, officers, directors or employees of AMACAR Pacific Corp. acting in its capacity as the Administrator or the Trust Beneficial Owner, or any of them under or by reason of any of the obligations, covenants or agreements of the Trust Beneficial Owner contained in this Trust Agreement, or implied therefrom, and that any and all personal liability for breaches by the Trust Beneficial Owner of any of such obligations, covenants or agreements either at common law or at equity, or by statute or constitution, of AMACAR Pacific Corp., acting in its capacity as the Administrator or the Trust Beneficial Owner, and every such incorporator, stockholder, officer, director or employee is hereby expressly waived as a condition of and in consideration for the execution of this Trust Agreement; PROVIDED, HOWEVER, that nothing in this Section 7.3 shall relieve any of the foregoing Persons from any liability arising from his, her or its willful misconduct or intentional misrepresentation.

          (b) To the fullest extent permitted by applicable law, no recourse under any obligation, covenant or agreement of Wilmington Trust Company contained in this Trust Agreement shall be had against any incorporator, stockholder officer, director or employee of Wilmington Trust Company, by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this trust Agreement is solely a corporate obligation of Wilmington Trust Company, and that no personal liability whatever shall attach to or be incurred by the incorporator, stockholder, officers, directors or employees of Wilmington Trust Company, or any of them under or by reason of any of the obligations, covenants or agreements of Wilmington Trust Company contained in this Trust Agreement, or implied therefrom, and that any and all personal liability for breaches by Wilmington Trust Company of any of such obligations, covenants or agreements either at common law or at equity, or by statute or constitution, and every such incorporator, stockholder, officer, director or employee is hereby expressly waived as a condition of and in consideration for the execution of this Trust Agreement. Further, it is expressly understood and agreed by the parties hereto that (a) the Delaware Trustee executes and delivers documents on behalf of the Trust, not individually or personally, but solely as Delaware Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to this Trust Agreement,
                  (b) each of the representations, undertakings and agreements made in such documents on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing therein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties thereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under such agreements or any other related documents.

                                   ARTICLE 8
                           DISSOLUTION AND TERMINATION

          SECTION 8.1.    TERMINATION OF TRUST AGREEMENT.

          (a) The Trust shall dissolve, wind up and terminate in accordance with Section 3808 of the Delaware Statutory Trust Act upon the first to occur of (i) judicial dissolution of the Trust, or
                  (ii) following the payment to the Holders of all Series of Notes, to the Series

                  Beneficial Owner and to the Trust Beneficial Owner of all amounts required to be paid to them pursuant to the Notes, the Indenture, this Trust Agreement, the Program Documents and the Assigned Documents. An insolvency event, liquidation, dissolution, death or incapacity with respect to the Trust Beneficial Owner, the Series Beneficial Owner, the Delaware Trustee, the Administrator or any of the other Agents or any Holder shall neither (i) operate to terminate this Trust Agreement, the Trust or any Series of the Trust, nor (ii) entitle any of their legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust, any Series of the Trust or the Collateral nor (iii) otherwise affect the rights, obligations and liabilities of the other Holders or the parties hereto or any other document or instrument entered into by the Trust, nor (iv) dissolve the Trust.

          (b) The Trust shall dissolve only as provided in this Section 8.1, and otherwise no Person, including the Indenture Trustee, the Trust Beneficial Owner or the Series Beneficial Owner, shall be entitled to revoke or dissolve the Trust or terminate any Series of the Trust. The Administrator shall act as the liquidator of the Trust and shall be responsible for directing the Delaware Trustee to take all required actions in connection with winding up the Trust. The Delaware Trustee shall have no liability for following such direction to the extent it acts in good faith.

          (c) Upon the final distribution of the Collateral of each Series of the Trust, the Delaware Trustee shall have the power and authority to cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State of Delaware in accordance with the provisions of Section 3810 of the Delaware Statutory Trust Act, at which time the Trust and this Trust Agreement shall terminate.

          SECTION 8.2. DISTRIBUTION OF REMAINING COLLATERAL. In the event that after the payment (a) of all amounts required to be paid to them pursuant to the Notes, the Indenture, this Trust Agreement and other Program Documents and (b) of all expenses and other liabilities of the Series of the Trust there shall be any funds remaining in the relevant Series of the Trust or in any accounts in which the Trust has an interest, such remaining funds shall be distributed to the Series Beneficial Owner.

          SECTION 8.3. TERMINATION OF A SERIES. Unless otherwise set forth in the Series Trust Supplement, a Series of the Trust shall terminate upon payment to the Holders of such Series of Notes of all amounts, including, without limitation, principal, premium (if any) interest and any Additional Amounts, required to be paid to them pursuant to the terms and conditions of the Notes or the Indenture. Upon termination of a

Series of the Trust, the Delaware Trustee shall pay any remaining amounts to the Series Beneficial Owner.

                                    ARTICLE 9
                           SUCCESSOR DELAWARE TRUSTEE

          SECTION 9.1. ELIGIBILITY REQUIREMENTS FOR DELAWARE TRUSTEE. The Delaware Trustee shall at all times (a) be a Person satisfying the provisions of
Section 3807(a) of the Delaware Statutory Trust Act, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and (d) be subject to supervision or examination by relevant Federal or State authorities. If the Delaware Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of any said supervising or examining authority, then for the purpose of this
Section 9.1, the combined capital and surplus of the Delaware Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 9.1, the Delaware Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

          SECTION 9.2.    RESIGNATION OR REMOVAL OF DELAWARE TRUSTEE.

          (a) The Delaware Trustee may resign as Delaware Trustee, or the Administrator, acting on behalf of the Trust, may, in its sole discretion, remove the Delaware Trustee, in each case with thirty (30) days' prior notice to the Delaware Trustee, the Indenture Trustee and each Rating Agency then rating the Program or any Series of the Notes. Upon any resignation or removal of the Delaware Trustee, the Administrator, acting on behalf of the Trust, shall appoint a successor Delaware Trustee whereupon such successor Delaware Trustee shall succeed to the rights, powers and duties of the Delaware Trustee, and the term "Delaware Trustee" shall thereupon mean such successor Delaware Trustee effective upon such appointment and approval, and the predecessor Delaware Trustee's powers and duties as Delaware Trustee shall be terminated, without any other or further act or deed on the part of such predecessor Delaware Trustee or any of the parties to this Trust Agreement or any holders of the obligations owing hereunder; PROVIDED, that if at any time the Delaware Trustee shall cease to be eligible in accordance with
                  Section 9.1 and shall have not resigned, or if at any time the Delaware Trustee, shall become incapable of acting or shall be adjudged bankrupt or insolvent, or a receiver for the Delaware Trustee or for its property shall be appointed, or any public officer shall take charge or control of the Delaware Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Delaware Trustee. On and after the effective date of any resignation or removal of the Delaware Trustee hereunder, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Delaware Trustee under this Trust Agreement. Any such resignation or removal shall become effective following the appointment of a successor Delaware Trustee in accordance with the provisions of this Section 9.2.

          (b) If no successor Delaware Trustee shall be appointed and shall have accepted such appointment within thirty (30) days after the aforesaid notice of resignation or removal, the Trust (or the Administrator, acting on its behalf) or the resigning Delaware Trustee may apply to any court of competent jurisdiction to appoint a successor Delaware Trustee to act until such time, if any, as a successor Delaware Trustee shall have been appointed as provided in this Section 9.2. Any successor so appointed by such court shall immediately and without further act be superseded by any successor Delaware Trustee appointed pursuant to this Section 9.2. Any Delaware Trustee shall be entitled to all Delaware Trustee fees to the extent incurred or arising, or relating to events occurring, before such resignation or removal becomes effective, and the protections of Sections 7.1 and 7.2 with respect to any Expenses to the extent incurred or arising, or relating to events occurring, before such resignation or removal shall survive.

          (c) If at any time the Delaware Trustee shall resign or be removed or otherwise become incapable of acting, or if at any time a vacancy shall occur in the office of the Delaware Trustee for any other cause, a successor Delaware Trustee shall be appointed as set forth in this Section 9.2. The powers, duties, authority and title of the predecessor Delaware Trustee shall be terminated and canceled without any formality (except as may be required by applicable law) other than appointment and designation of a successor Delaware Trustee in writing duly acknowledged and delivered to the predecessor Delaware Trustee and the Trust.

          SECTION 9.3. SUCCESSOR DELAWARE TRUSTEE. Each successor Delaware Trustee appointed hereunder shall execute, acknowledge and deliver to the Administrator and to the predecessor Delaware Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon the resignation or removal of the predecessor Delaware Trustee shall become effective, the resigning Delaware Trustee shall be released of all duties and trusts hereunder, and such successor Delaware Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of the predecessor Delaware Trustee under this Trust Agreement, with like effect as if originally named as Delaware Trustee. The predecessor Delaware Trustee shall duly transfer and deliver to the successor Delaware Trustee all documents and statements and property and monies held by it under this Trust Agreement, and the Administrator and the predecessor Delaware Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Delaware Trustee all such rights, powers, duties, trusts and obligations of the predecessor Delaware Trustee.

          No successor Delaware Trustee shall accept appointment as provided in this Section 9.3 unless, at the time of such acceptance, such successor Delaware Trustee shall be eligible pursuant to Section 9.1.

          Upon acceptance of appointment by a successor Delaware Trustee pursuant to this Section 9.3, the Administrator shall mail notice of such appointment to the Administrator, the Indenture Trustee, the Relevant Agents and each Rating Agency then rating the Program or any Series of the Notes. If the Administrator shall fail to mail such notice within ten (10) days after acceptance of appointment by the successor Delaware Trustee, the successor Delaware Trustee shall cause such notice to be mailed in the manner aforesaid.

          SECTION 9.4. MERGER OR CONSOLIDATION OF DELAWARE TRUSTEE. Any Person into which the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Delaware Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything to the contrary herein notwithstanding, be the successor of the Delaware Trustee hereunder; PROVIDED, that such Person shall be otherwise qualified and eligible under this Article 9; PROVIDED, FURTHER, that the Delaware Trustee shall mail notice of such merger, conversion or consolidation to the Trust, the Indenture Trustee, the Relevant Agents, and each Rating Agency then rating the Program or any Series of the Notes not less than fifteen (15) days prior to the effective date thereof.

          SECTION 9.5. APPOINTMENT OF CO-DELAWARE TRUSTEE OR SEPARATE DELAWARE TRUSTEE. Notwithstanding any other provisions of this Trust Agreement, for the purpose of meeting any requirements imposed upon the Trust or any Series of the Trust by any court or governmental agency of any jurisdiction in which any part of the Collateral may at the time be located, the Administrator and the Delaware Trustee acting jointly shall at any time have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Delaware Trustee to act as co-Delaware Trustee, jointly with the Delaware Trustee, or separate Delaware Trustee, of all or any part of the Collateral, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof (including any Series of the Trust) and, subject to the other provisions of this Section 9.5, such powers, duties, obligations, rights and trusts as the Administrator and the Delaware Trustee may deem necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Delaware Trustee alone shall have the power to make such appointment. No co-Delaware Trustee or separate Delaware Trustee under this Trust Agreement shall be required to meet the terms of eligibility pursuant to Section 9.1, and no notice of the appointment of any co-Delaware Trustee or separate Delaware Trustee shall be required pursuant to Section 9.3.

          Each separate Delaware Trustee and co-Delaware Trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) the rights, powers, duties, and obligations hereby conferred or imposed upon the Delaware Trustee shall be conferred or imposed upon and exercised or performed by the Delaware Trustee and such separate Delaware Trustee or co-Delaware Trustee (it being understood that such separate Delaware Trustee or co-Delaware Trustee is not authorized to act separately without the Delaware Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Delaware Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof (including any Series of the Trust) in any such jurisdiction) shall be exercised and performed by such separate Delaware Trustee or co-Delaware Trustee, but solely at the direction of the Delaware Trustee;

          (ii) except as provided in Section 6.1, no Delaware Trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other Delaware Trustee under this Trust Agreement; and

          (iii) the Administrator and the Delaware Trustee acting jointly may at any time accept the resignation of or remove any separate Delaware Trustee or co-Delaware Trustee.

          Any notice, request or other communication delivered to the Delaware Trustee shall be deemed to have been delivered to each of the then separate Delaware Trustee and co-Delaware Trustee, as effectively as if given to each of them. Every instrument appointing any separate Delaware Trustee or co-Delaware Trustee shall refer to this Trust Agreement and the conditions of this Article
9. Each separate Delaware Trustee and co-Delaware Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Delaware Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Delaware Trustee. Each such instrument shall be filed with the Delaware Trustee and a copy thereof given to the Administrator.

          Any separate Delaware Trustee or co-Delaware Trustee may at any time appoint the Delaware Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate Delaware Trustee or co-Delaware Trustee shall become incapable of acting, resign or be removed, all of its estates, titles, properties, rights, remedies and trusts shall vest in and be exercised by the Delaware Trustee, to the extent permitted by law, without the appointment of a new or successor separate Delaware Trustee or co-Delaware Trustee, as the case may be.

                                   ARTICLE 10
                                  MISCELLANEOUS

          SECTION 10.1.   SUPPLEMENTS AND AMENDMENTS.

          (a) This Trust Agreement may be amended in writing by the Delaware Trustee and the Trust Beneficial Owner, with the consent of the Indenture Trustee and with prior written notice to each Rating Agency then rating the Program or any Series of the Notes; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel satisfactory to the Delaware Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Holder of the Notes or the Deposit Certificate (including without limitation, changing the amount of timing for any payment or impair the rights of any Holder of the Notes or the Indenture Trustee to institute suit for the enforcement of any right for principal and interest); PROVIDED, FURTHER, that an Opinion of Counsel shall be furnished to the Indenture Trustee and the Delaware Trustee to the effect that such amendment (i) will not materially and adversely affect United States Federal, State or local income or franchise taxation of any outstanding Notes or any Holder thereof; (ii) will not cause the Trust to be taxable as a corporation or partnership for United States Federal, State or local income or franchise tax purposes;
                  (iii) will not cause any Series of the Trust to fail either to be ignored or to qualify as a "grantor trust" under Subpart E of Part I of Subchapter J of the Code; and (iv) will not cause any outstanding Notes to be treated as other than indebtedness of Allstate Life for Federal, State or local tax purposes.

          (b) Promptly after the execution of any such amendment or consent, the Administrator shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee and each other Agent, the Trust Beneficial Owner, the Relevant Agents and each Rating Agency then rating the Program or any Series of the Notes.

          (c) Contemporaneously with, or promptly after, the execution of any amendment hereto requiring amendment to the Certificate of Trust, the Delaware Trustee shall cause the filing of such amendment to the Certificate of Trust with the Secretary of State of the State of Delaware.

          (d) Prior to the execution of any amendment to this Trust Agreement or the Certificate of Trust, the Delaware Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. The Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Delaware Trustee's own rights, duties or immunities under this Trust Agreement or otherwise.

          (e) In connection with the execution of any amendment to this Trust Agreement or any amendment to any other agreement to which the Trust is a party, the Delaware Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Program Documents and that all conditions precedent in the Program Documents for the execution and delivery thereof by the Trust or the Delaware Trustee, as the case may be, have been satisfied.

          SECTION 10.2. LIMITATION ON RIGHTS OF OTHERS. The provisions of this Trust Agreement are solely for the benefit of the Delaware Trustee, the Holders, the Series Beneficial Owner and the Trust Beneficial Owner, and nothing in this Trust Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

          SECTION 10.3. NOTICES. All demands, notices, instructions and other communications hereunder shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, to the address set forth below (or, in the case of any other relevant party, addressed as set forth in a separate notice delivered to all relevant parties):

                  If to the Delaware Trustee:
                  Allstate Life Global Funding
                  c/o Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890

                  Attention: Corporate Trust Administration
                  Telephone: 302-636-6308
                  Facsimile: 302-636-4140


                  If to the Administrator and the Trust Beneficial Owner:
                  AMACAR Pacific Corp.
                  6525 Morrison Boulevard, Suite 318
                  Charlotte, North Carolina 28211

                  Attention: President
                  Telephone: (704) 365-0569
                  Facsimile: (704) 365-1632

                  If to any other Person, at the address previously furnished in writing to the Delaware Trustee, the Administrator and the Trust Beneficial Owner.

          SECTION 10.4. SEVERABILITY. If any provision of, or obligation under, this Trust Agreement, or the application thereof to any Person or under any circumstance, shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of, and any obligations under, this Trust Agreement, or the application of such provision in any other jurisdiction shall not in any way be affected or impaired thereby, and each provision of this Trust Agreement shall be valid and enforceable to the extent permitted by applicable law.

          SECTION 10.5. COUNTERPARTS. This Trust Agreement and any amendments, modifications, restatements, supplements and/or replacements hereof, or waivers or consents hereto, instrument may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute one and the same instrument. This Trust Agreement shall become effective upon the execution of a counterpart to each of the parties hereto.

          SECTION 10.6. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of each of the Delaware Trustee, the Series Beneficial Owner and the Trust Beneficial Owner, and their respective permitted successors and assigns, all as herein provided.

          SECTION 10.7. NO PETITION. To the extent permitted by applicable law, each of the Delaware Trustee, the Series Beneficial Owner (by accepting its interest in Series of the Trust) and the Trust Beneficial Owner (by accepting the Deposit Certificate) hereby covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust or any Series of the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law. This Section 10.7 shall survive termination of this Trust Agreement.

          SECTION 10.8. LIMITED RECOURSE. Notwithstanding anything to the contrary contained in this Trust Agreement, the obligations of each Series of the Trust under this Trust Agreement and all Program Documents and other documents or instruments entered into by the Trust, are solely the obligations of each Series of the Trust and shall be payable solely to the extent of funds received by and available to each Series of the Trust under the Funding Agreements, and the Support and Expense Agreement for the related Series of Notes and from other Collateral received by and available to such Series of the Trust. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, any Series of the Trust arising out of or based upon this Trust Agreement, the Notes, any other Program Document or Assigned Document against any holder of a beneficial interest, employee, agent, officer or Affiliate of such Series of the Trust and, except as specifically provided herein and in the other Program Documents or Assigned Documents, no recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, any Series of the Trust arising out of or based upon this Trust Agreement, the Notes, any other Program Documents or Assigned Documents against the Indenture Trustee, the Delaware Trustee, the Administrator, Allstate Life, or any of their respective holders of beneficial interests, employees, agents, officers, directors, incorporators or Affiliates.

          SECTION 10.9. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 10.10. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its choice of law principles.

          (b) All judicial proceedings brought against the Trust arising out of or relating to this Trust Agreement or any portion of any Collateral may be brought in any State or Federal Court located in the Borough of Manhattan, the City of New York, the State of New York. Nothing herein shall affect the right of any party hereto to bring proceedings against any other party hereto in the courts of any other jurisdiction.

          (c) THE PARTIES HERETO HEREBY AGREE THAT NO PARTY SHALL REQUEST A TRIAL BY JURY IN THE EVENT OF LITIGATION BETWEEN THEM CONCERNING THIS TRUST AGREEMENT OR ANY CLAIMS OR TRANSACTIONS IN CONNECTION HEREWITH, AND ANY SUCH RIGHT TO TRIAL BY JURY IS EXPRESSLY WAIVED. EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT SUCH WAIVER IS MADE WITH FULL UNDERSTANDING AND KNOWLEDGE OF THE NATURE OF THE RIGHTS AND BENEFITS WAIVED HEREBY.

          SECTION 10.11. SERIES BENEFICIAL OWNER BOUND BY TRUST AGREEMENT. By accepting an interest in a Series of the Trust, the Series Beneficial Owner agrees to be bound by and shall comply with the terms of this Trust Agreement.

          SECTION 10.12. ENTIRE AGREEMENT. This Trust Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all previous agreements between the parties, whether written or oral.

          SECTION 10.13. NO WAIVER. No failure on the part of the parties hereto to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege operate as such a waiver.

          SECTION 10.14. REMEDIES CUMULATIVE. No right, power or remedy of the parties hereunder shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right, power or remedy thereunder or now or hereafter existing by law or in equity.

          SECTION 10.15. THE ADMINISTRATOR. Subject to the terms and conditions of the Administrative Agreement, the Administrator is hereby appointed as an agent of the Trust and shall have the same general authority as the Delaware Trustee, as set forth in Section 5.1 hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                              WILMINGTON TRUST COMPANY,
                                              in its individual capacity


                                              By:
                                                  ------------------------------
                                                    Name:
                                                    Title:


                                              AMACAR Pacific Corp.,
                                              as Trust Beneficial Owner


                                              By:
                                                  ------------------------------
                                                    Name: Douglas K. Johnson
                                                    Title: President

                                                                       EXHIBIT A

                           FORM OF DEPOSIT CERTIFICATE

                                                                     U.S. $1,000

                               DEPOSIT CERTIFICATE

THIS DEPOSIT CERTIFICATE IS NOT TRANSFERABLE IN WHOLE OR IN PART AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY ATTEMPTED TRANSFER OF THIS DEPOSIT CERTIFICATE SHALL BE NULL AND VOID.

THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE AS SET FORTH IN THE TRUST AGREEMENT.

                          ALLSTATE LIFE GLOBAL FUNDING

                               DEPOSIT CERTIFICATE

evidencing a beneficial interest in the U.S. $1,000 deposit (the "DEPOSIT") of Allstate Life Global Funding (the "TRUST") and any other assets of the Trust not allocated to a Series of the Trust.

   (This Deposit Certificate does not represent an interest in other assets or property of the Trust or any Series of the Trust.)

          THIS CERTIFIES THAT AMACAR Pacific Corp. is the registered owner of a nonassessable, fully paid, beneficial ownership interest in the Deposit of the Trust. This Deposit Certificate has an aggregate principal amount of U.S. $1,000 and bears no interest.

          Each certificateholder, by its acceptance of this Deposit Certificate, covenants and agrees that, to the extent permitted by applicable law, such certificate will not at any time institute against the Trust or any Series of the Trust, or join in any institution against the Trust or any Series of the Trust of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law in connection with any obligations relating to the Deposit Certificate or the Trust Agreement of Allstate Life Global Funding dated June 24, 2002, as the same may be amended, modified, restated, supplemented, and/or replaced from time to time (the "Trust Agreement").

          Reference is hereby made to the further provisions of this Deposit Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Delaware Trustee, by manual signature, this Deposit Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or be valid for any purpose.

          This Deposit Certificate shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                DELAWARE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is the Deposit Certificate referred to in the Trust Agreement of Allstate Life Global Funding, dated as of -, 2002, as the same may be amended, modified, restated, supplemented and/or replaced from time to time.


Dated: -, 2002


                                              WILMINGTON TRUST COMPANY,
                                              not in its individual capacity,
                                              but solely as Delaware Trustee


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              OR


                                              By: -,
                                              as Authenticating Agent


                                              By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

          IN WITNESS WHEREOF, the Delaware Trustee, on behalf of the Trust and not in its individual capacity, has caused this Deposit Certificate to be duly executed.


                                            ALLSTATE LIFE GLOBAL FUNDING


                                            By:  WILMINGTON TRUST COMPANY
                                                 not in its individual capacity,
                                                 but solely as Delaware Trustee


                                            By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT B


================================================================================


                          SERIES TRUST SUPPLEMENT NO. -

                                     TO THE

                                 TRUST AGREEMENT

                                       OF

                          ALLSTATE LIFE GLOBAL FUNDING

                               DATED AS OF -, 2002


                                    SERIES __


================================================================================

                                TABLE OF CONTENTS

                                                                                                      PAGE
ARTICLE 1 DEFINITIONS; REFERENCES........................................................................3

   SECTION 1.1. TRUST AGREEMENT DEFINITIONS..............................................................3
   SECTION 1.2. REFERENCES; INTERPRETATION...............................................................3
   SECTION 1.3. SERIES DEFINITIONS.......................................................................3

ARTICLE 2 SERIES TRUST...................................................................................4

   SECTION 2.1. CREATION OF SERIES TRUST.................................................................4
   SECTION 2.2. AUTHORITY  4
   SECTION 2.3. SERIES OF NOTES..........................................................................4

ARTICLE 3 GENERAL 4

   SECTION 3.1. RATIFICATION OF TRUST AGREEMENT..........................................................4
   SECTION 3.2. COUNTERPARTS.............................................................................4
   SECTION 3.3. GOVERNING LAW............................................................................4
   SECTION 3.4. AMENDMENTS...............................................................................5
   SECTION 3.5. SERIES BENEFICIAL OWNER BOUND BY THIS SUPPLEMENT.........................................5

          THIS SERIES TRUST SUPPLEMENT NO. - (this "SERIES TRUST SUPPLEMENT"), dated as of -, is entered into among -, in its capacity as Delaware Trustee (the "DELAWARE TRUSTEE"), The American National Red Cross, as Series Beneficial Owner with respect to Series ___, and AMACAR Pacific Corp., in its individual capacity as Trust Beneficial Owner (the "TRUST BENEFICIAL OWNER"), under the Amended and Restated Trust Agreement, dated as of -, 2002 between the Delaware Trustee and the Trust Beneficial Owner (as amended, modified, restated, supplemented and/or replaced from time to time, exclusive of any supplement entered into for the purpose of creating a separate Series of the Trust, the "TRUST AGREEMENT").

          WHEREAS, Sections 2.2 and 4.1 of the Trust Agreement provide, among other things, that the Trust may at any time and from time to time enter into a supplement to the Trust Agreement for the purpose of creating a separate Series of the Trust and authorizing a separate Series of Notes.

          NOW, THEREFORE, in consideration of the premises and covenants set forth in this Series Trust Supplement the parties agree as follows:

                                    ARTICLE 1
                             DEFINITIONS; REFERENCES

          SECTION 1.1. TRUST AGREEMENT DEFINITIONS. All capitalized terms used herein not otherwise defined shall have the meanings ascribed to such terms in the Trust Agreement.

          SECTION 1.2.    REFERENCES; INTERPRETATION.

          (a) All Article and Section references herein shall refer to Articles and Sections of the Trust Agreement, except as otherwise provided herein.

          (b) The words "include", "includes" and "including" shall be construed to be followed by the words "without limitation".

          (c) Article and Section headings herein are for the convenience of the reader and shall not be considered in interpreting this Series Trust Supplement or the intent of the parties hereto.

          (d) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Series Trust Supplement as a whole and not to any particular Article or Section or other subdivision.

          SECTION 1.3. SERIES DEFINITIONS. Unless otherwise provided herein or unless such term is otherwise defined in the Trust Agreement, each capitalized term used or defined herein shall relate only to the Series of the Trust and the Series of Notes authorized under this Series Trust Supplement.

                                    ARTICLE 2
                                  SERIES TRUST

          SECTION 2.1. CREATION OF SERIES TRUST. Series No. - of the Trust is hereby created. The Trust is hereby creating a new Series of the Trust pursuant to Section 3806(b)(2) of the Delaware Statutory Trust Act, and is authorized to issue a Series of Notes and to perform all acts and to enter into a Pricing Supplement(s) and such other agreements as may be necessary in connection therewith.

          SECTION 2.2. AUTHORITY. The Delaware Trustee and the Administrator are authorized to execute such documents on behalf of the Trust or the relevant Series of the Trust and take such action on behalf of the Trust or the relevant Series of the Trust as may be incidental thereto.

          SECTION 2.3. SERIES OF NOTES. The Series of Notes referred to herein and all Tranches thereof shall be issued under and governed by the Indenture and the related Pricing Supplement.

          SECTION 2.4. TERMINATION OF A SERIES. The termination of any particular Series of the Trust will not have the effect of dissolving or terminating the Trust or any other Series of the Trust.

                                    ARTICLE 3
                                     GENERAL

          SECTION 3.1. RATIFICATION OF TRUST AGREEMENT. As supplemented by this Series Trust Supplement, the Trust Agreement is in all respects ratified and confirmed and the Trust Agreement as so supplemented by this Series Trust Supplement shall be read, taken, and construed as one and the same instrument. Without limiting the foregoing, the Series of the Trust shall be subject to the provisions of Section 4.5 of the Trust Agreement.

          SECTION 3.2. Indenture. The interest of the Series Beneficial Owner created hereunder shall be subject to the provisions of the Indenture.

          SECTION 3.3.    COUNTERPARTS.

                  This Series Trust Supplement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed and delivered shall be deemed to be an original and all of which counterparts, when taken together, shall together constitute one and the same instrument. This Series Trust Supplement shall become effective upon the execution of a counterpart by each of the parties hereto.

          SECTION 3.4. GOVERNING LAW. This Series Trust Supplement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

          SECTION 3.5. AMENDMENTS. This Series Trust Supplement may be amended, modified, restated, supplemented and/or replaced from time to time from time to time in accordance with the terms of the Trust Agreement.

          SECTION 3.6. SERIES BENEFICIAL OWNER BOUND BY THIS SUPPLEMENT. The Series Beneficial Owner agrees to be bound by and shall comply with the terms of the Trust Agreement and this Series Trust Supplement.

          IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                                   WILMINGTON TRUST COMPANY, not
                                                   in its individual capacity,
                                                   but solely as Delaware
                                                   Trustee


                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                   AMACAR Pacific Corp.,
                                                   as Trust Beneficial Owner


                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title: